UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

June 20, 2012

Date of Report (Date of earliest event reported)

LOCAL.COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

One Technology Drive, Building G

Irvine, California 92618

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2012, the Nominating, Compensation and Corporate Governance Committee (the “NCCG Committee”) of the Board of Directors of Local.com (the “Registrant”) adopted certain changes to the Registrant’s bonus program (the “Bonus Program”) for the second half 2012 bonus period. Changes to the Bonus Program include the establishment of certain caps and minimum achievement thresholds for eligibility under the Bonus Program. Additionally, following the request by the Registrant’s management to be issued shares in lieu of second half cash bonus, and after due consideration by the NCCG Committee, the NCCG Committee substituted a substantial portion of the potential cash bonus to be paid pursuant to the Bonus Program with performance stock units, as granted on June 14, 2012. The material terms of the Bonus Program, as changed, are attached as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1#        Description of the Material Terms of the Registrant’s Bonus Program as of June 20, 2012.

#	Management Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: June 20, 2012	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1#	Description of the Material Terms of the Registrant’s Bonus Program as of June 20, 2012.

#	Management Contract.